Exhibit 99.2

企业法人营业执照

（副　本）

编号：№ 1270681

注册号　131082400000283

名　　称	三河华冠资源技术有限公司
住　　所	三河市燕郊开发区京哈路北４５号
法定代表人	赵满堂
注册资本	美元：727.0万元
实收资本	美元：727.0万元
公司类型	有限责任公司（中外合作）
经营范围	铜、铅、锌、银、金及其伴生多金属矿产的勘探和开发，并销售开发后的产品（国家法律、法规、规章限制、禁止类项目未取得许可证前不得经营）。

股东（发起人）　美国银龙资源公司，北京鑫达振兴实业有限公司、史忠梅，周琳，张洪良，杨文，曹定榆

营业期限　自　二〇〇三年三月二十五日至　二〇二三年三月二十四日

成立日期　二〇〇五年三月三十日

须　知

1.《企业法人营业执照》是企业法人资格和合法经营的凭证。
2.《企业法人营业执照》分为正本和副本，正本和副本具有同等法律效力。
3.《企业法人营业执照》正本应当置于住所的醒目位置。
4.《企业法人营业执照》不得伪造、涂改、出租、出借、转让。
5. 登记事项发生变化，应当向公司登记机关申请变更登记，换领《企业法人营业执照》。
6. 每年三月一日至六月三十日，应当参加年度检验。
7.《企业法人营业执照》被吊销后，不得开展与清算无关的经营活动。
8. 办理注销登记，应当交回《企业法人营业执照》正本和副本。
9.《企业法人营业执照》遗失或者毁坏的，应当在公司登记机关指定的报刊上声明作废，申请补领。

年度检验情况

三河市工商局 年检 2010年度			

登记机关　三河市工商行政管理局

二〇一二年二月十五日

Business License for Corporate Legal Person
Registration number: 131082400000283
Name: Sanhe Sino-Top Resources & Technologies, Ltd.
Address: 45 North Jingha Road, Yanjiao Development Zone, Sanhe City
Legal Representative: Mr. Mantang Zhao
Registered Capital: US$7,270,000
Received Capital: US$7,270,000
Company Type: Limited Liability (Chinese – Foreign Cooperative Joint Venture)
Business Scope: Exploration and development of deposits of copper, lead, zinc, silver, gold and associated metals and sales of developed products (Permitting is required for items that are restricted or prohibited by the state laws, rules or regulations.)

Shareholders (Initiators): Silver Dragon Resources Inc., Beijing Shengda Zhenxing Industrial Co., Ltd., Shi Zhongmei, Zhou Lin, Zhang Hongliang, Yang Wen, Lei Dingyu
Business Operating Period: March 25, 2003 to March 24, 2023
Date of Incorporation: March 30, 2005

Issuing Agency: Industrial and Commercial Administration of Sanhe City
Issuing Date: February 15, 2012